UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report  (Date of earliest event reported)  April 14, 2015

SMART & FINAL STORES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36626	80-0862253
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Citadel Drive, Commerce, CA	90040
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (323) 869-7500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On April 14, 2015, Smart & Final Stores, Inc. (the “Company”) entered into the Underwriting Agreement (the “Underwriting Agreement”) among the Company, Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters party thereto (collectively, the “Underwriters”), and the Selling Stockholders (as defined therein), pursuant to which the Selling Stockholders agreed to sell 10,000,000 shares of the Company’s common stock, par value $0.001 per share, to the Underwriters at a price of $17.6675 per share. A description of the material provisions of the Underwriting Agreement has previously been reported by the Company in its prospectus filed pursuant to Rule 424(b) of the Securities Act of 1933 on April 15, 2015. The description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement that is filed herewith as Exhibit 1.1 and incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                                                                 Exhibits:

Exhibit Number	Description

1.1

Underwriting Agreement, dated April 14, 2015, by and among Smart & Final Stores, Inc., Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters party thereto, and the Selling Stockholders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART & FINAL STORES, INC

Date: April 15, 2015	By:	/s/ Donald G. Alvarado
	Name:	Donald G. Alvarado
	Title:	Senior Vice President and Secretary

Exhibit Index

Exhibit Number	Description
1.1

Underwriting Agreement, dated April 14, 2015, by and among Smart & Final Stores, Inc., Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters party thereto, and the Selling Stockholders party thereto.